........ Exhibit j under Form N-1A
                                     ........ Exhibit 23 under Item 601/Reg. S-K


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in Post-Effective Amendment No. 24 to Form N-1A Registration Statement of Marshall Funds, Inc. of our report dated October 23, 1998, on the financial statements of Marshall Equity Income Fund, Marshall Large-Cap Growth & Income Fund, Marshall Mid-Cap Value Fund, Marshall Mid-Cap Growth Fund, Marshall Small-Cap Growth Fund, Marshall International Stock Fund, Marshall Short-Term Income Fund, Marshall Intermediate Bond Fund, Marshall Government Income Fund, Marshall Intermediate Tax-Free Fund, and Marshall Money Market Fund (11 portfolios comprising the Marshall Funds, Inc.) as of August 31, 1998, included in made or made a part of this registration statement.



By:  /s/ Arthur Andersen LLP
Arthur Andersen LLP
Pittsburgh, Pennsylvania
December 23, 1998